WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2022
Financial Highlights
•Double-Digit Revenue Growth Highlighting Strong Fundamentals
•Healthy Streaming Performance Driven by Growth in Traditional and Emerging Streaming Platforms
•Strong Margins Despite Continued Recovery in Lower-Margin Artist Services Revenue
•Continued Momentum in Music Publishing with Double-Digit Revenue Growth and Margin Improvement
For the three months ended March 31, 2022
•Total revenue grew 10% or 13% in constant currency
•Digital revenue grew 8% or 11% in constant currency
•Net income was $92 million versus $117 million in the prior-year quarter
•OIBDA increased 12% to $255 million versus $228 million in the prior-year quarter
•Adjusted OIBDA increased 7% to $274 million versus $255 million in the prior-year quarter
•Adjusted EBITDA increased 5% to $282 million versus $268 million in the prior-year quarter

NEW YORK, New York, May 10, 2022—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2022.

“Warner Music Group’s unique combination of scale and agility gives us, our artists, and our songwriters an edge in music’s ever-expanding universe of opportunity. We continue to build our unparalleled artist development expertise, our differentiated approach to global expansion, and our ground-breaking commitment to innovation at the intersection of music, gaming, social and fitness,” said Steve Cooper, CEO, Warner Music Group. “We’re equally excited about the amazing new releases we have lined up for the rest of the year, and the possibilities on the horizon.”

“The underlying health and resilience of our business is reflected in the diversified revenue growth that we delivered in the second quarter,” said Eric Levin, CFO, Warner Music Group. “While our core business continues to flourish, new growth vectors are constantly emerging. We look forward to driving value for our shareholders and are well-positioned to capitalize on the robust trends taking place in our industry.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,376	$1,250	10%	$2,990	$2,585	16%
Recorded Music revenue	1,147	1,059	8%	2,533	2,220	14%
Music Publishing revenue	230	192	20%	459	367	25%
Digital revenue	931	860	8%	1,933	1,685	15%
Operating income	166	151	10%	405	347	17%
Adjusted operating income(1)	185	178	4%	459	389	18%
OIBDA(1)	255	228	12%	575	495	16%
Adjusted OIBDA(1)	274	255	7%	629	537	17%
Net income	92	117	-21%	280	216	30%
Adjusted net income(1)	111	144	-23%	334	258	29%
Net cash provided by operating activities	44	150	-71%	173	319	-46%
Free Cash Flow	16	130	-88%	111	281	-60%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change	For the Twelve Months Ended March 31, 2022	For the Twelve Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$282	$268	5%	$1,210	$943	28%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was up 10.1% (or 13.2% in constant currency) driven by digital revenue growth of 8.3% (or 10.8% in constant currency) across Recorded Music and Music Publishing. Consistent with the prior quarter, the quarter included the impact of a new deal with one of our digital partners affecting Recorded Music streaming revenue. Adjusting for this item, total revenue was up 12.9% (or 16.1% in constant currency). Total streaming revenue increased 9.0% (or 11.6% in constant currency) driven by growth across Recorded Music and Music Publishing, including revenue from emerging streaming platforms. Digital revenue represented 67.7% of total revenue in the quarter, compared to 68.8% in the prior-year quarter. The decrease in digital revenue as a percentage of total revenue is due to the partial recovery of artist services and expanded-rights revenue, which was impacted by COVID in the prior-year quarter and increased 19.5% (or 24.8% in constant currency) in the quarter, as well as the continued growth in Recorded Music licensing and Music Publishing synchronization revenue. Revenue increases in the quarter were also driven by growth in Recorded Music physical revenue and Music Publishing performance and mechanical revenue.

Operating income was $166 million compared to $151 million in the prior-year quarter. OIBDA was $255 million, an increase from $228 million in the prior-year quarter, and OIBDA margin increased 0.3 percentage points to 18.5% from 18.2% in the prior-year quarter. The increases in operating income and OIBDA were primarily due to increased revenue. The increase in OIBDA margin was primarily due to strong operating performance and lower non-cash stock-based compensation and other related expenses as a result of equity awards becoming fully vested, partially offset by growth of lower-margin revenue streams.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude non-cash stock-based compensation and other related expenses and expenses related to restructuring and other transformation initiatives in both the quarter and the prior-year quarter. In the prior-year quarter, COVID-related expenses are also excluded. Adjusted EBITDA excludes these items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA increased 7.5% from $255 million to $274 million and Adjusted OIBDA margin decreased 0.5 percentage points to 19.9% from 20.4% in the prior-year quarter. The increase in Adjusted OIBDA was primarily due to increased revenue and strong operating performance. The decrease in Adjusted OIBDA margin was primarily due to revenue mix and growth of lower-margin revenue streams. Adjusted operating income increased 3.9% from $178 million to $185 million due to the same factors affecting Adjusted OIBDA, partially offset by higher depreciation and amortization expenses due to recent acquisitions and capital spending.

Adjusted EBITDA increased 5.2% from $268 million to $282 million with margins decreasing 0.9 percentage points from 21.4% to 20.5% largely due to the same factors affecting Adjusted OIBDA.

Net income was $92 million compared to $117 million in the prior-year quarter. Adjusted net income was $111 million compared to $144 million in the prior-year quarter. The decrease in net income and Adjusted net income was primarily due to aggregate realized and unrealized losses on the mark-to-market of certain investments, partially offset by higher operating income and lower income tax expense due to lower pre-tax income.

Basic and Diluted earnings per share was $0.18 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $92 million.

As of March 31, 2022, the Company reported a cash balance of $385 million, total debt of $3.829 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.444 billion.

Cash provided by operating activities decreased 71% to $44 million from $150 million in the prior-year quarter. The change was largely a result of strong operating performance, which was more than offset by timing of royalty payments and other movements within working capital. Capital expenditures increased to $28 million in the quarter as compared to $20 million in the prior-year quarter, mainly due to investments in IT infrastructure and facilities, including the EMP fulfillment center expansion. Free Cash Flow, as defined below, decreased 88% to $16 million from $130 million in the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,147	$1,059	8%	$2,533	$2,220	14%
Digital revenue	804	756	6%	1,674	1,483	13%
Operating income	189	184	3%	465	407	14%
Adjusted operating income(1)	192	191	1%	474	420	13%
OIBDA(1)	250	235	6%	580	504	15%
Adjusted OIBDA(1)	253	242	5%	589	517	14%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2021	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2021
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Digital	$804	$756	$739	$1,674	$1,483	$1,461
Physical	122	118	113	317	292	284
Total Digital and Physical	926	874	852	1,991	1,775	1,745
Artist services and expanded-rights	141	118	113	373	298	287
Licensing	80	67	65	169	147	144
Total Recorded Music	$1,147	$1,059	$1,030	$2,533	$2,220	$2,176

Recorded Music revenue was up 8.3% (or 11.4% in constant currency) due to growth across all revenue lines, including increases in digital revenue which reflect the continued growth in streaming, the Company’s largest source of revenue. Adjusted for the impact of the new deal with one of our digital partners, as noted above, Recorded Music revenue was up 11.6% (or 14.8% in constant currency). Digital revenue grew 6.3% (or 8.8% in constant currency) due to the strong performance of new and carryover releases, as well as revenue growth from emerging streaming platforms. Streaming revenue grew 7.5% (or 9.9% in constant currency). Adjusted for the impact of the new deal with one of our digital partners, Recorded Music streaming revenue was up 12.3% (or 15.0% in constant currency). Digital revenue represented 70.1% of total Recorded Music revenue versus 71.4% in the prior-year quarter. The decrease in digital revenue as a percentage of total Recorded Music revenue is due to the partial recovery of artist services and expanded-rights revenue, which was impacted by COVID, as well as the continued growth of licensing revenue. Artist services and expanded-rights revenue increased 19.5% (or 24.8% in constant currency), reflecting an increase in merchandising and concert promotion revenue, both of which were disrupted by COVID in the prior-year quarter. Licensing revenue increased 19.4% (or 23.1% in constant currency), mainly due to higher synchronization activity. Physical revenue grew 3.4% (or 8.0% in constant currency) primarily due to an increasing demand for vinyl. Major sellers included Ed Sheeran, Michael Bublé, Dua Lipa and Red Hot Chili Peppers.

Recorded Music operating income was $189 million, up from $184 million in the prior-year quarter, and operating margin was down 0.9 percentage points to 16.5% versus 17.4% in the prior-year quarter. OIBDA increased to $250 million from $235 million in the prior-year quarter and OIBDA margin decreased 0.4 percentage points to 21.8%. Adjusted OIBDA was $253 million versus $242 million in the prior-year quarter with Adjusted OIBDA margin down 0.8 percentage points to 22.1%. The increases in OIBDA and Adjusted OIBDA were driven by increased revenue and strong operating performance. The decreases in operating margin, OIBDA margin and Adjusted OIBDA margin were primarily due to growth of lower-margin revenue streams in the quarter, partially offset by strong operating performance.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$230	$192	20%	$459	$367	25%
Digital revenue	127	104	22%	260	203	28%
Operating income	38	22	73%	70	40	75%
Adjusted operating income(1)	38	25	52%	71	44	61%
OIBDA(1)	61	43	42%	115	82	40%
Adjusted OIBDA(1)	61	46	33%	116	86	35%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2021	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2021
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$36	$35	$33	$74	$65	$63
Digital	127	104	101	260	203	200
Mechanical	13	12	12	27	23	23
Synchronization	50	38	39	92	71	71
Other	4	3	2	6	5	4
Total Music Publishing	$230	$192	$187	$459	$367	$361

Music Publishing revenue increased 19.8% (or 23.0% in constant currency). The revenue increase was driven by growth across all revenue lines. Digital revenue increased 22.1% (or 25.7% in constant currency) reflecting the continued growth in streaming, including emerging streaming platforms, and timing of new digital deals. Digital revenue growth in the quarter was impacted by a shift in the collection of writer’s share of U.S. digital performance income from certain digital service providers. This change has no impact on Music Publishing OIBDA, but results in a slight improvement to OIBDA margin. Streaming revenue increased 19.6% (or 23.2% in constant currency). Digital revenue represented 55.2% of total Music Publishing revenue versus 54.2% in the prior-year quarter. Synchronization revenue increased due to higher commercial licensing activity. Performance revenue increased as bars, restaurants, concerts and live events continued to recover from COVID disruption. Mechanical revenue increased, driven by strong physical sales.

Music Publishing operating income was $38 million compared to $22 million in the prior-year quarter, largely driven by increased revenue. Operating margin increased 5.0 percentage points to 16.5%. Music Publishing OIBDA increased 41.9% to $61 million and OIBDA margin increased 4.1 percentage points to 26.5%. Adjusted OIBDA increased 32.6% to $61 million and Adjusted OIBDA margin increased 2.5 percentage points to 26.5%. The increases in OIBDA margin and Adjusted OIBDA margin were primarily due to the impact from a recent acquisition, revenue mix and strong operating performance.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. The fiscal year ended September 30, 2022 includes 53 weeks, and the fiscal year ended September 30, 2021 included 52 weeks. The additional week in fiscal year 2022 fell in the fiscal quarter ended December 31, 2021. Accordingly, the results of operations for the six months ended March 31, 2022 reflect 27 weeks compared to 26 weeks for the six months ended March 31, 2021. All references to March 31, 2022 and March 31, 2021 relate to the periods ended April 1, 2022 and March 26, 2021, respectively. For convenience purposes, the Company continues to date its financial statements as of March 31.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$1,376	$1,250	10%
Cost and expenses:
Cost of revenue	(697)	(623)	12%
Selling, general and administrative expenses	(444)	(418)	6%
Amortization expense	(69)	(58)	19%
Total costs and expenses	$(1,210)	$(1,099)	10%
Operating income	$166	$151	10%
Interest expense, net	(32)	(32)	—%
Other (expense) income, net	(8)	49	—%
Income before income taxes	$126	$168	-25%
Income tax expense	(34)	(51)	-33%
Net income	$92	$117	-21%
Less: Income attributable to noncontrolling interest	—	—	—%
Net income attributable to Warner Music Group Corp.	$92	$117	-21%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.18	$0.23
Class B – Basic and Diluted	$0.18	$0.22

	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Revenue	$2,990	$2,585	16%
Cost and expenses:
Cost of revenue	(1,515)	(1,309)	16%
Selling, general and administrative expenses	(941)	(819)	15%
Amortization expense	(129)	(110)	17%
Total costs and expenses	$(2,585)	$(2,238)	16%
Operating income	$405	$347	17%
Interest expense, net	(62)	(63)	-2%
Other income, net	46	18	—%
Income before income taxes	$389	$302	29%
Income tax expense	(109)	(86)	27%
Net income	$280	$216	30%
Less: Income attributable to noncontrolling interest	(1)	(1)	—%
Net income attributable to Warner Music Group Corp.	$279	$215	30%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.53	$0.41
Class B – Basic and Diluted	$0.53	$0.41

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at March 31, 2022 versus September 30, 2021
(dollars in millions)

	March 31, 2022	September 30, 2021	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$385	$499	-23%
Accounts receivable, net	914	839	9%
Inventories	94	99	-5%
Royalty advances expected to be recouped within one year	437	373	17%
Prepaid and other current assets	82	86	-5%
Total current assets	$1,912	$1,896	1%
Royalty advances expected to be recouped after one year	534	457	17%
Property, plant and equipment, net	386	364	6%
Operating lease right-of-use assets, net	253	268	-6%
Goodwill	1,922	1,830	5%
Intangible assets subject to amortization, net	2,411	2,017	20%
Intangible assets not subject to amortization	152	154	-1%
Deferred tax assets, net	22	31	-29%
Other assets	189	194	-3%
Total assets	$7,781	$7,211	8%
Liabilities and Equity
Current liabilities:
Accounts payable	$320	$302	6%
Accrued royalties	1,908	1,880	1%
Accrued liabilities	371	461	-20%
Accrued interest	18	14	29%
Operating lease liabilities, current	40	43	-7%
Deferred revenue	239	348	-31%
Other current liabilities	235	102	—%
Total current liabilities	$3,131	$3,150	-1%
Long-term debt	3,829	3,346	14%
Operating lease liabilities, noncurrent	269	287	-6%
Deferred tax liabilities, net	236	207	14%
Other noncurrent liabilities	143	175	-18%
Total liabilities	$7,608	$7,165	6%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	1,971	1,942	1%
Accumulated deficit	(1,587)	(1,710)	-7%
Accumulated other comprehensive loss, net	(231)	(202)	14%
Total Warner Music Group Corp. equity	$154	$31	—%
Noncontrolling interest	19	15	27%
Total equity	173	46	—%
Total liabilities and equity	$7,781	$7,211	8%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$44	$150
Net cash used in investing activities	(25)	(61)
Net cash used in financing activities	(85)	(64)
Effect of foreign currency exchange rates on cash and equivalents	1	(3)
Net (decrease) increase in cash and equivalents	$(65)	$22

	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$173	$319
Net cash used in investing activities	(649)	(404)
Net cash provided by financing activities	363	114
Effect of foreign currency exchange rates on cash and equivalents	(1)	6
Net (decrease) increase in cash and equivalents	$(114)	$35

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three and Six Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$776	$722	7%
Downloads and Other Digital	28	34	-18%
Total Recorded Music Digital Revenue	$804	$756	6%

Music Publishing
Streaming	$122	$102	20%
Downloads and Other Digital	5	2	—%
Total Music Publishing Digital Revenue	$127	$104	22%

Consolidated
Streaming	$898	$824	9%
Downloads and Other Digital	33	36	-8%
Intersegment Eliminations	—	—	—%
Total Digital Revenue	$931	$860	8%

	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$1,612	$1,414	14%
Downloads and Other Digital	62	69	-10%
Total Recorded Music Digital Revenue	$1,674	$1,483	13%

Music Publishing
Streaming	$251	$196	28%
Downloads and Other Digital	9	7	29%
Total Music Publishing Digital Revenue	$260	$203	28%

Consolidated
Streaming	$1,863	$1,610	16%
Downloads and Other Digital	71	76	-7%
Intersegment Eliminations	(1)	(1)	—%
Total Digital Revenue	$1,933	$1,685	15%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Six Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$92	$117	-21%
Income attributable to noncontrolling interest	—	—	—%
Net income	$92	$117	-21%
Income tax expense	34	51	-33%
Income including income taxes	$126	$168	-25%
Other expense (income), net	8	(49)	—%
Interest expense, net	32	32	—%
Operating income	$166	$151	10%
Amortization expense	69	58	19%
Depreciation expense	20	19	5%
OIBDA	$255	$228	12%
Operating income margin	12.1%	12.1%
OIBDA margin	18.5%	18.2%

	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$279	$215	30%
Income attributable to noncontrolling interest	1	1	—%
Net income	$280	$216	30%
Income tax expense	109	86	27%
Income including income taxes	$389	$302	29%
Other income, net	(46)	(18)	—%
Interest expense, net	62	63	-2%
Operating income	$405	$347	17%
Amortization expense	129	110	17%
Depreciation expense	41	38	8%
OIBDA	$575	$495	16%
Operating income margin	13.5%	13.4%
OIBDA margin	19.2%	19.1%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$166	$151	10%
Depreciation and amortization expense	(89)	(77)	16%
Total WMG OIBDA	$255	$228	12%
Operating income margin	12.1%	12.1%
OIBDA margin	18.5%	18.2%

Recorded Music operating income – GAAP	$189	$184	3%
Depreciation and amortization expense	(61)	(51)	20%
Recorded Music OIBDA	$250	$235	6%
Recorded Music operating income margin	16.5%	17.4%
Recorded Music OIBDA margin	21.8%	22.2%

Music Publishing operating income – GAAP	$38	$22	73%
Depreciation and amortization expense	(23)	(21)	10%
Music Publishing OIBDA	$61	$43	42%
Music Publishing operating income margin	16.5%	11.5%
Music Publishing OIBDA margin	26.5%	22.4%

	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$405	$347	17%
Depreciation and amortization expense	(170)	(148)	15%
Total WMG OIBDA	$575	$495	16%
Operating income margin	13.5%	13.4%
OIBDA margin	19.2%	19.1%

Recorded Music operating income – GAAP	$465	$407	14%
Depreciation and amortization expense	(115)	(97)	19%
Recorded Music OIBDA	$580	$504	15%
Recorded Music operating income margin	18.4%	18.3%
Recorded Music OIBDA margin	22.9%	22.7%

Music Publishing operating income – GAAP	$70	$40	75%
Depreciation and amortization expense	(45)	(42)	7%
Music Publishing OIBDA	$115	$82	40%
Music Publishing operating income margin	15.3%	10.9%
Music Publishing OIBDA margin	25.1%	22.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

For the Three Months Ended March 31, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$166	$189	$38	$255	$250	$61	$92
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	12	—	—	12	—	—	12
Non-Cash Stock-Based Compensation and Other Related Costs	7	3	—	7	3	—	7
Adjusted Results	$185	$192	$38	$274	$253	$61	$111

Adjusted Margin	13.4%	16.7%	16.5%	19.9%	22.1%	26.5%

For the Three Months Ended March 31, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$151	$184	$22	$228	$235	$43	$117
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	10	—	2	10	—	2	10
COVID-19 Related Costs	1	—	—	1	—	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	16	7	1	16	7	1	16
Adjusted Results	$178	$191	$25	$255	$242	$46	$144

Adjusted Margin	14.2%	18.0%	13.0%	20.4%	22.9%	24.0%

For the Six Months Ended March 31, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$405	$465	$70	$575	$580	$115	$280
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	23	—	—	23	—	—	23
COVID-19 Related Costs	—	—	—	—	—	—	—
Non-Cash Stock-Based Compensation and Other Related Costs	31	9	1	31	9	1	31
Adjusted Results	$459	$474	$71	$629	$589	$116	$334

Adjusted Margin	15.4%	18.7%	15.5%	21.0%	23.3%	25.3%

For the Six Months Ended March 31, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$347	$407	$40	$495	$504	$82	$216
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	18	—	3	18	—	3	18
COVID-19 Related Costs	2	1	—	2	1	—	2
Non-Cash Stock-Based Compensation and Other Related Costs	22	12	1	22	12	1	22
Adjusted Results	$389	$420	$44	$537	$517	$86	$258

Adjusted Margin	15.0%	18.9%	12.0%	20.8%	23.3%	23.4%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2022 versus March 31, 2021 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$518	$469	$469
Music Publishing	117	96	96
International revenue
Recorded Music	629	590	561
Music Publishing	113	96	91
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,376	$1,250	$1,216

Revenue by Segment:
Recorded Music
Digital	$804	$756	$739
Physical	122	118	113
Total Digital and Physical	926	874	852
Artist services and expanded-rights	141	118	113
Licensing	80	67	65
Total Recorded Music	1,147	1,059	1,030
Music Publishing
Performance	36	35	33
Digital	127	104	101
Mechanical	13	12	12
Synchronization	50	38	39
Other	4	3	2
Total Music Publishing	230	192	187
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,376	$1,250	$1,216

Total Digital Revenue	$931	$860	$840

	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2021
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,126	$950	$950
Music Publishing	232	187	187
International revenue
Recorded Music	1,407	1,270	1,226
Music Publishing	227	180	174
Intersegment eliminations	(2)	(2)	(2)
Total Revenue	$2,990	$2,585	$2,535

Revenue by Segment:
Recorded Music
Digital	$1,674	$1,483	$1,461
Physical	317	292	284
Total Digital and Physical	1,991	1,775	1,745
Artist services and expanded-rights	373	298	287
Licensing	169	147	144
Total Recorded Music	2,533	2,220	2,176
Music Publishing
Performance	74	65	63
Digital	260	203	200
Mechanical	27	23	23
Synchronization	92	71	71
Other	6	5	4
Total Music Publishing	459	367	361
Intersegment eliminations	(2)	(2)	(2)
Total Revenue	$2,990	$2,585	$2,535

Total Digital Revenue	$1,933	$1,685	$1,660

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$44	$150
Less: Capital expenditures	28	20

Free Cash Flow	$16	$130

	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2021
	(unaudited)	(unaudited)
Net cash provided by operating activities	$173	$319
Less: Capital expenditures	62	38

Free Cash Flow	$111	$281

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 10. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended March 31, 2022 versus March 31, 2021
(dollars in millions)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Twelve Months Ended March 31, 2022	For the Twelve Months Ended March 31, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income (Loss)	$92	$117	$371	$(302)
Income tax expense	34	51	172	116
Interest expense, net	32	32	121	124
Depreciation and amortization	89	77	328	277
Loss on extinguishment of debt (a)	—	—	22	34
Net losses (gains) on divestitures and sale of securities (b)	9	(1)	7	(1)
Restructuring costs (c)	1	3	28	21
Net hedging and foreign exchange (gains) losses (d)	(32)	(32)	(78)	82
Management fees (e)	—	—	—	14
Transaction costs (f)	(5)	3	9	75
Business optimization expenses (g)	13	10	51	34
Non-cash stock-based compensation expense (h)	6	15	53	469
Other non-cash charges (i)	32	(16)	56	(48)
Pro forma impact of cost savings initiatives and specified transactions (j)	11	9	70	48
Adjusted EBITDA	$282	$268	$1,210	$943
______________________________________
(a)Reflects loss on extinguishment of debt, primarily including tender fees and unamortized deferred financing costs.
(b)Reflects net losses (gains) on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects unrealized losses (gains) due to foreign exchange on our Euro-denominated debt, losses (gains) from hedging activities and intercompany transactions.
(e)Reflects management fees and related expenses paid to Access pursuant to the management agreement, which was terminated upon completion of the IPO in June 2020.
(f)Reflects mainly transaction related costs and mark-to-market adjustments of an earn-out liability related to a transaction, in addition to qualifying IPO costs.
(g)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $10 million and $39 million related to our finance transformation for the three and twelve months ended March 31, 2022, respectively, as well as $8 million and $25 million for the three and twelve months ended March 31, 2021, respectively.
(h)Reflects non-cash stock-based compensation expense related to the Omnibus Incentive Plan and the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(i)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market of equity investments, investment losses (gains) and other non-cash impairments.
(j)Reflects expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions for the three and twelve months ended March 31, 2022. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $20 million increase in the twelve months ended March 31, 2022 Adjusted EBITDA.

###

Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com